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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8K


                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


                         Commission File No. 0-15474


                      Date of Report: February 23, 1998



                                AMERALIA, INC.
             ---------------------------------------------------
             (Exact name of Company as specified in its charter)



             1155 KELLY JOHNSON BLVD., COLORADO SPRINGS, CO 80920
             ----------------------------------------------------
                   (Address of Principal Executive Offices)


                               (719) 260 6011
               ------------------------------------------------
              (Company's telephone number, including area code)


                              A Utah Corporation

                I.R.S. Employer Identification No. 87-0403973
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Item 9;   Sales of Equity Securities Pursuant to Regulation S

     The following information is provided as required by Item 701 of Regulation S-B.

     (a) On 23 February 1998, AmerAlia, Inc. (Nasdaq: "AALA") accepted a subscription agreement for the purchase of 50,000 of AALA's common stock pursuant to Regulation S under the Securities Act of 1933, as amended (the "1933 Act").

     (b) There was no principal underwriter, broker, or finder involved in the transaction. The securities were only offered to a single investor in Australia not affiliated with AALA.

     (c) AALA received $30,000 in cash and the investor cancelled a $20,000 promissory note of which AALA was the maker. The total consideration received by AALA was, therefore, $50,000. The note comprised three interest-free advances to AALA made in June-August, 1997, to evidence AALA's obligation to repay the investor $20,000 borrowed by AALA at that time.

     (d) The issuance was accomplished pursuant to Regulation S under the 1933 Act. The investor was not a U.S. Person; no Distributor was involved; no Directed Selling Efforts in the United States were accomplished; the investor accepted the required Offering Restrictions; and in the opinion of AALA, the transaction was an Offshore Transaction.

     (e)  Not applicable since the securities are not convertible.


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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed for and on its behalf by the undersigned hereunto duly authorized.




                                           AMERALIA, INC.





Dated: February 27, 1998                   /s/ Robert van Mourik
                                           -------------------------
                                           Robert van Mourik,
                                           Executive Vice President,
                                           & Chief Financial Officer


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